UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 4, 2025
SONOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Coromar Drive
Santa Barbara, California 93117
(Address of principal executive offices, including zip code)
(805) 965-3001
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.
On February 5, 2025, Sonos, Inc. (the “Company”) announced a reorganization and reduction in force involving approximately 12% of its employees. Decisions regarding the elimination of positions are subject to local law and consultation requirements in certain countries. The foregoing actions were committed to on February 4, 2025 and are intended to improve the Company’s operating model and cost structure to set the Company up for long-term success.

The Company estimates that it will incur approximately $15 to $18 million of restructuring and related charges, substantially all of which are related to employee severance and benefits costs. The Company expects to incur substantially all of the restructuring and related charges in the second quarter of fiscal 2025.

The estimates of the charges and expenditures that the Company expects to incur in connection with the above, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates.

A letter to the Company’s employees from Tom Conrad, the Company’s Interim Chief Executive Officer, regarding the reorganization and reduction in force is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.01    Regulation FD Disclosure.
On February 5, 2025, the Company announced that it will issue a press release and accompanying slide presentation before market open on Thursday, February 6, 2025 for its financial results for the first quarter ended December 28, 2024. Such materials will be accessible at https://investors.sonos.com/reports-and-filings/default.aspx. The Company will host a conference call and Q&A to discuss its first quarter fiscal 2025 results on February 6, 2025 at 4:15 p.m. Eastern Time.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the Company’s operating model and cost structure, and the Company’s expectations with respect to restructuring and related charges and the timing of such charges. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to the difficulties in and effect of implementing the Company’s improvements to its operating model and cost structure, the risk that restructuring and related charges may be greater than anticipated or not occur in the expected time frame, and the other risk factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024 and the Company’s other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect the Company’s opinions only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.
99.1	Letter to Sonos employees from Tom Conrad, dated February 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: February 5, 2025	By:	/s/ Saori Casey
Saori Casey Chief Financial Officer